EXHIBIT 33.1

Report on Assessment of Compliance with Applicable Servicing Criteria for
Covered Bonds by The Bank of Nova Scotia

January 29, 2019

1. The Bank of Nova Scotia (the “Bank”) is responsible for assessing compliance with the servicing criteria applicable to it in its capacity as Servicer and in its capacity as Cash Manager set forth in paragraph (d) of Item 1122 of Regulation AB as of October 31, 2018 and for the period from November 1, 2017 through October 31, 2018 (the “Reporting Period”) as set forth in Exhibit A hereto.

2. Except as set forth in paragraph 3 below, the Bank used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria.

3. The Bank has determined that the criteria listed in the column titled “Inapplicable Servicing Criteria” on Exhibit A hereto (collectively, the “Inapplicable Servicing Criteria”) are not applicable to the Bank based on the activities the Bank performs with respect to servicing residential mortgage loans for covered bonds. The criteria set forth in paragraph (d) of Item 1122 of Regulation AB other than the Inapplicable Servicing Criteria are referred to as the “Applicable Servicing Criteria”.

4. The Bank complied, in all material respects, with the Applicable Servicing Criteria as of October 31, 2018 and for the Reporting Period with respect to its servicing of the residential mortgage loans in the cover pool.

5. KPMG LLP, an independent registered public accounting firm, has issued an attestation report on the Bank’s assessment of compliance with the Applicable Servicing Criteria as of October 31, 2018 and for the Reporting Period.

THE BANK OF NOVA SCOTIA
By: /s/ Andrew Branion
Andrew Branion
Executive Vice-President and Group Treasurer

Exhibit A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA

Reference	Criteria	Performed by Servicer	Performed by Cash Manager
General Servicing Criteria
1122(d)(l)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		√
1122(d)(l)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.			√
1122(d)(l)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			√
1122(d)(l)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.			√
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.			√
Cash Collection and Administration

		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
		Performed by Servicer	Performed by Cash Manager
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.		√
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		√[1]
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			√
1122(d)(2)(iv)	The related accounts[1] for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		√
1122(d)(2)(v)	Each custodial account[1] is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.		√
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			√
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts[1], including custodial accounts and related bank clearing accounts. These		√

		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
		Performed by Servicer	Performed by Cash Manager
reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s2 records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.		√
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		√[1]
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		√[1]

		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
		Performed by Servicer	Performed by Cash Manager
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		√[1]
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	√
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	√
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	√
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	√

		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
		Performed by Servicer	Performed by Cash Manager
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	√
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	√
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	√
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.			√
1122(d)(4)(xi)	Payments made on behalf of an obligor	√

		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
		Performed by Servicer	Performed by Cash Manager
	(such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	√
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	√
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	√
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	√
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	√[3]	√[4]

1All payments to investors are made to the applicable paying agent by the Bank as obligor on the covered bonds unless and until the Bank becomes insolvent. No payments have been made to investors during the period. No distributions have been made by the Cash Manager and unless and until the Bank becomes insolvent and a Notice to Pay is served on Scotiabank Covered Bond Guarantor Limited Partnership, the Cash Manager does not distribute any amounts to investors from collections on the cover pool.

2 The records are maintained by the Servicer, not the trustee.

3 The Reserve Fund, which is maintained in the GDA Account, is not funded until a ratings trigger has been breached, which has not occurred.

4 In certain circumstances where a Swap Agreement is terminated, the Cash Manager will be required to enter into one or more new swaps with one or more third party swap provider(s) to hedge the risks being hedged under the terms of the terminated Swap Agreement. These circumstances have not yet occurred.